UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 27, 2008

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On March 27, 2008, Electronic Arts Inc. (“EA”) issued a press release in which it announced that it had entered into a letter of employment with Eric F. Brown (the “Offer Letter”) under which EA agreed to appoint Mr. Brown as Chief Financial Officer.

Mr. Brown, age 42, served as Chief Operating Officer and Chief Financial Officer of McAfee, Inc., a security technology company from March 2006 until March 2008. From January 2005 until March 2006, Mr. Brown was McAfee’s Executive Vice President and Chief Financial Officer. Mr. Brown served as President and Chief Financial Officer of MicroStrategy Incorporated, a business intelligence software provider, from November 2000 until December 2004, and as its Chief Financial Officer from August 2000 until November 2000. Mr. Brown joined MicroStrategy as Chief Financial Officer of its Strategy.com subsidiary in February 2000. From October 1998 until February 2000, Mr. Brown served as Chief Financial Officer and then Chief Operating Officer of EA’s studio organization in Redwood City, CA. Prior to that time, Mr. Brown was co-founder and Chief Financial Officer of DataSage, Inc., a vendor of e-business personalization software, from 1995 until October 1998. Mr. Brown also held several senior financial positions with Grand Metropolitan from 1990 until 1995. Mr. Brown received an MBA from the Sloan School of Management of the Massachusetts Institute of Technology and a BS in Chemistry from the Massachusetts Institute of Technology.

A copy of the press release is attached hereto as Exhibit 99.1.

Compensatory Arrangements with Mr. Brown

A copy of the Offer Letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

The material terms of the Offer Letter are as follows:

•	Mr. Brown’s annual base salary will be $600,000 and his discretionary target bonus percentage will be 75% of his annual base salary.

•	EA has agreed to pay Mr. Brown a one-time bonus of $100,000 (minus applicable taxes).

•

EA has agreed to grant Mr. Brown a stock option to purchase 250,000 shares of the company’s common stock pursuant to EA’s 2000 Equity Incentive Plan. The stock option will vest as to 24% of the shares twelve months from the first day of the month in which the grant is made, and will then vest in additional 2% increments each month thereafter for the following 38 months.

•	EA has agreed to grant Mr. Brown 83,300 restricted stock units, which vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the original grant.

•

EA will assist Mr. Brown with relocation-related expenses, including: up to two house-hunting trips; travel costs; transportation and storage of household goods; transportation of pets and automobiles; up to six months of temporary housing; up to two weeks use of a rental car; home sale and home purchase assistance; one month’s base salary to cover miscellaneous expenses; and tax “gross-up” payments related to Mr. Brown’s relocation-related expenses. In the event Mr. Brown voluntarily leaves his employment with EA or is terminated for any reason other than a reduction in force that eliminates his job position (a) prior to the one-year anniversary of his date of hire, he has agreed to pay EA an amount equal to all relocation and gross-up expenses incurred by EA through the date of his termination; or (b) on or after the one-year anniversary of his date of hire and prior to the second anniversary of his date of hire, he has agreed to pay EA an amount equal to a pro-rata portion (24 minus number of full months of employment / 24 months) of all relocation and gross-up expenses incurred by EA through his date of termination.

In accordance with EA’s standard equity grant policies, Mr. Brown’s stock option and restricted stock units will be granted on the first regularly scheduled grant date on or after he commences employment with EA (i.e., the 16th of the month on or following the date on which he commences employment with EA, or the first NASDAQ trading day thereafter).

Mr. Brown will participate in the compensation and benefit programs generally available to EA’s executive officers.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated March 19, 2008

99.1	Press release dated March 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: March 27, 2008	By:	/s/ Stephen G. Bené
Stephen G. Bené Senior Vice President, General Counsel and Secretary